                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        MORRISON FRESH COOKING, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                 [MORRISON'S FRESH COOKING LOGO appears here]

August 20, 1997

Dear Shareholders:

   We are holding your 1997 Annual Meeting on Wednesday, September 24, 1997 at 10:00 a.m., local time, at the Morrison's Cafeteria, 3200 Springdale Plaza, Mobile, Alabama 36606. We sincerely hope that you will be able to attend the meeting, and we look forward to seeing you. Matters on which action will be taken at the meeting are explained in detail in the Notice and Proxy Statement following this letter.

   We hope that you will be able to attend the meeting in person. Whether or not you expect to be present, please complete, date, sign and mail the enclosed proxy in the envelope provided. If you attend the meeting, you may withdraw your proxy and vote your own shares.

                                          Sincerely,

                                          MORRISON FRESH COOKING, INC.

                                          /s/DOLPH W. VON ARX

                                          Dolph W. von Arx
                                          Chairman of the Board

                                          /s/RONNIE L. TATUM

                                          Ronnie L. Tatum
                                          Chief Executive Officer

                         MORRISON FRESH COOKING, INC.
         ------------------------------------------------------------
 The Hartsfield Colonnade . 4893 Riverdale Road, Suite 260 . Atlanta, Georgia
                30337 . (770) 991-0351 . Telefax (770) 991-9125

                         MORRISON FRESH COOKING, INC.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  TO BE HELD
                              SEPTEMBER 24, 1997

   The Annual Meeting of Shareholders of Morrison Fresh Cooking, Inc. will be held at the Morrison's Cafeteria, 3200 Springdale Plaza, Mobile, Alabama 36606 on Wednesday, September 24, 1997, at 10:00 a.m., local time, for the following purposes:

   1. To elect two Class II directors to the Board of Directors for a term of three years.

   2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

   Only shareholders of record at the close of business on August 8, 1997 are entitled to vote at the meeting.

   The mailing address of the Company's principal executive office is The Hartsfield Colonnade, 4893 Riverdale Road, Suite 260, Atlanta, Georgia 30337.

   We hope you will be able to attend the meeting in person. Whether or not you expect to be present, please complete, date, sign, and mail the enclosed proxy in the envelope provided. If you attend the meeting, you may withdraw your proxy and vote your own shares.

                                          By Order of the Board of Directors

                                          /s/MITCHELL S. BLOCK
                                          Mitchell S. Block
                                          Vice President, General Counsel
                                          and Secretary

August 20, 1997
Atlanta, Georgia

                         MORRISON FRESH COOKING, INC.
                           THE HARTSFIELD COLONNADE
                              4893 RIVERDALE ROAD
                                   SUITE 260
                            ATLANTA, GEORGIA 30337

            PROXY STATEMENT FOR 1997 ANNUAL MEETING OF SHAREHOLDERS

                                 INTRODUCTION

   Morrison Fresh Cooking, Inc., a Georgia corporation (the "Company") became an independent publicly-owned company in March 1996 as a result of the distribution (the "Distribution") by Morrison Restaurants Inc., a Delaware corporation ("MRI"), to its shareholders of all the issued and outstanding shares of common stock of the Company. In the Distribution, MRI also distributed to its shareholders all of the issued and outstanding shares of common stock of Morrison Health Care, Inc. ("MHCI"), which held the health care food and nutrition services assets and business of MRI. Simultaneously with the Distribution, MRI reincorporated as a Georgia corporation (the "Reincorporation"), effected a one-for-two reverse stock split and changed its name to Ruby Tuesday, Inc. ("RTI"). As a result of the Distribution and the Reincorporation, MRI's shareholders received one share of Company common stock for every four shares of MRI common stock held, one share of MHCI common stock for every three shares of MRI held, and one share of common stock of RTI, successor to MRI's casual dining business, for every two shares of MRI held. Certain of the executive compensation information presented in this Proxy Statement for fiscal years prior to the Distribution relates to compensation paid or awarded by MRI.

                              GENERAL INFORMATION

   The following Proxy Statement and the accompanying proxy card, first mailed to shareholders on or about August 20, 1997, are furnished in connection with the solicitation by the Board of Directors of the Company of proxies to be used in voting at the Annual Meeting of Shareholders of the Company to be held on Wednesday, September 24, 1997, at the Morrison's Cafeteria, 3200 Springdale Plaza, Mobile, Alabama 36606 and at any adjournment(s) thereof (the "Annual Meeting").

   Any shareholder returning a proxy has the power to revoke it prior to the Annual Meeting by giving the Secretary of the Company written notice of revocation, by returning a later dated proxy or by expressing a desire to vote in person at the Annual Meeting. All shares of the Company's common stock, $.01 par value per share ("Common Stock"), represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made, the proxy will be voted (i) in favor of the election of the two nominees for directors named in this Proxy Statement, and (ii) in accordance with the best judgment of the proxy holders on any other matter that may properly come before the Annual Meeting.

   The entire cost of soliciting these proxies will be borne by the Company. In following up the original solicitation of the proxies by mail, the Company will request brokers and others to send proxy forms and other proxy material to the beneficial owners of the Common Stock and will reimburse them for expenses incurred in so doing. If necessary, the Company also may use some of its employees to solicit proxies from the shareholders personally or by telephone.

   August 8, 1997 has been fixed as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and, accordingly, only holders of Common Stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting. The presence in person or by proxy of shareholders holding of record a majority of shares of Common Stock outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by a valid proxy or which the authority to vote for one or more Director Nominees is withheld will be counted as present in determining whether a quorum exists. The number of shares of outstanding Common Stock on August 8, 1997 was 9,248,715, each of which is entitled to one vote.

                             ELECTION OF DIRECTORS

   Election of each of the Director Nominees named below requires the approval of a plurality of the votes cast in the election. For purposes of determining whether a Director Nominee has been elected by the shareholders, shares as to which authority is withheld with respect to such Director Nominee will have no effect on the outcome of the voting. Broker non-votes do not occur in the election of directors.

   The Company's Articles of Incorporation provide for three classes of directors with staggered, three-year terms of office and provide that upon the expiration of the term of office for a class of directors, the nominees for that class will be elected for a term of three years to serve until the election and qualification of their successors or until their earlier resignation, death or removal from office. At the Annual Meeting, the two nominees are for the Class II directors. The Class I and Class III directors have two years and one year, respectively, remaining on their terms of office. The Company's Articles of Incorporation and its Bylaws provide that the Board of Directors shall consist of not less than three nor more than 12 directors and authorize the exact number to be fixed from time to time by resolution of a majority of the Board of Directors or by the affirmative vote of the holders of at least 80% of all outstanding shares entitled to be voted in the election of directors voting together as a single class. The Board of Directors has fixed the exact number of members of the Board of Directors at seven and has nominated J. Veronica Biggins and Ronnie L. Tatum to serve in Class II of the Board of Directors for a term of three years. Both nominees are currently serving as directors of the Company. There is currently one vacancy in Class I of the Board of Directors. The Board of Directors has no immediate plans to fill such vacancy, which vacancy may be filled without shareholder approval by a majority vote of the remaining Directors.

   It is intended that persons named in the accompanying form of proxy will vote for the two nominees listed below unless authority to so vote is withheld. Although the Board of Directors does not expect that any of the nominees identified herein will be unavailable for election, in the event a vacancy in the slate of nominees occurs, the shares represented by proxies in the accompanying form may be voted for the election of a substitute nominee selected by the persons named in the proxy.

                   DIRECTOR AND DIRECTOR NOMINEE INFORMATION

NOMINEES FOR DIRECTORS

                        CLASS II -- TERM EXPIRING 2000

J. VERONICA BIGGINS
Director of the Company since 1996     Age: 50
   Ms. Biggins has been Executive Search Consultant in the Atlanta, Georgia office of Heidrick & Struggles since February 1995 and is a Partner in such office. Prior thereto, Ms. Biggins served as Assistant to the President of the United States and Director of Presidential Personnel from February 1994 to February 1995 and in various capacities with NationsBank Corporation from 1974 to February 1994, most recently as Executive Vice President-Director of Corporate Community Affairs. Ms. Biggins is also a director of National Data Corporation, Avnet, Inc. and Cameron Ashley Building Products, Inc.

RONNIE L. TATUM
Director of the Company since 1996     Age: 57

   Mr. Tatum has been Chief Executive Officer of the Company since March 1996. Mr. Tatum was President of the Family Dining Division of MRI's Morrison Group from March 1994 until the Distribution in March 1996. Mr. Tatum served as Senior Vice President of MRI's Family Dining Group from 1990 to March 1993.

DIRECTORS CONTINUING IN OFFICE

                        CLASS III -- TERM EXPIRING 1998

DR. DONALD RATAJCZAK
Director of the Company since 1996     Age: 54
   Dr. Ratajczak is Professor and Director, Economic Forecasting Center, Georgia State University. Dr. Ratajczak was a director of MRI from 1981 until the Distribution in March 1996. Dr. Ratajczak also is a director of Morgan Keegan Inc., CIM High Yield Securities Fund and Ruby Tuesday, Inc.

DOLPH W. VON ARX
Director of the Company since 1996     Age: 62
   Mr. von Arx was Chairman of the Board, President and Chief Executive Officer of Planters LifeSavers Company, an affiliate of RJR Nabisco, Inc. until his retirement in 1991. Mr. von Arx was a director of MRI from 1992 until the Distribution in March 1996. Mr. von Arx is also a director of Cree Research, Inc., BMC Fund, Inc., International MultiFoods, Inc., Mackenzie Investment Management, Inc. and Ruby Tuesday, Inc.

                         CLASS I -- TERM EXPIRING 1999

E. EUGENE BISHOP
Director of the Company since 1996     Age: 67
   Mr. Bishop was Chairman of the Board of MRI from June 1992 until his retirement in May 1995. From June 1986 to June 1993, he was Chairman of the Board and Chief Executive Officer of MRI. Mr. Bishop was a director of MRI from 1963 until the Distribution in March 1996. Mr. Bishop also is a director of Delchamps, Inc. and Morrison Health Care, Inc.

ARTHUR R. OUTLAW
Director of the Company since 1996     Age: 70
   Mr. Outlaw was Vice Chairman of the Board of MRI from December 1984 until the Distribution in March 1996. From October 1985 to October 1989, he was Mayor, City of Mobile, Alabama. Mr. Outlaw is currently a director of Ruby Tuesday, Inc. and director emeritus of AmSouth Bank, N.A.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

   The following table sets forth certain information as of August 8, 1997 (except as otherwise noted) regarding the amount of Common Stock beneficially owned by all persons known to the Company who beneficially own more than five percent of the outstanding Common Stock, each director and director nominee of the Company, each Named Executive (as defined below), and all directors and executive officers of the Company as a group. An asterisk indicates beneficial ownership of less than one percent of the outstanding Common Stock.

                                                    NUMBER OF SHARES
                                                      BENEFICIALLY    PERCENT OF
                   NAME OR GROUP                        OWNED(1)       CLASS(2)
                   -------------                    ----------------  ----------
Westport Asset Management, Inc. (3)................    1,130,013(3)      12.2
The TCW Group Inc./Robert Day(4)...................      702,975(4)       7.6
Arthur R. Outlaw(5)................................      912,788(5)       9.9
J. Veronica Biggins................................        9,755            *
E. Eugene Bishop...................................      274,233(6)       2.9
Dr. Donald Ratajczak...............................       20,211            *
Ronnie L. Tatum....................................       40,876            *
Dolph W. von Arx...................................       60,657(7)         *
Craig D. Nelson....................................       10,368            *
Mitchell S. Block..................................        4,222            *
William M. Byrd....................................           16            *
Christopher P. Elliott.............................          925(8)         *
Scears Lee, III....................................        2,621            *
All directors and executive officers as a group
(9 persons)........................................    1,333,126         14.1
--------
(1) Includes (i) shares subject to options exercisable within 60 days after August 8, 1997 held by the named persons and group as follows: J.V.
    Biggins, 4,488; E.E. Bishop, 176,711; D. Ratajczak, 6,155; R.L. Tatum, 27,097; D.W. von Arx, 18,680; C.D. Nelson, 4,667; S. Lee, 1,862; all
    directors and executive officers as a group, 237,798; and (ii) shares held in the Company's Salary Deferral Plan as follows: R.L. Tatum, 1,434; C.D. Nelson, 1,223; S. Lee, 759; M.S. Block, 661.
(2) "Percent of Class" has been calculated by taking into account all shares as to which the indicated person has sole or shared voting or investment power (including shares subject to currently exercisable options and options exercisable within 60 days after August 8, 1997), without regard to any disclaimers of beneficial ownership by the person indicated.
(3) Westport Asset Management, Inc's address is 253 Riverside Avenue,
    Westport, Connecticut 06880. The information presented is based on the beneficial owner's Schedule 13G which reports beneficial ownership as of December 31, 1996.
(4) The TCW Group, Inc.'s address is 865 South Fiqueroa Street, Los Angeles, California 90017 and Robert Day's address is 200 Park Avenue, Suite 2200, New York, New York 10166. The information presented is based on the indicated persons' joint Schedule 13G which reports beneficial ownership as of December 31, 1996. Robert Day is an individual who may be deemed to control The TCW Group, Inc.
(5) Mr. Outlaw's address is 4721 Morrison Drive, Mobile, Alabama 36609. The number of shares indicated includes 12,427 shares owned by Mr. Outlaw's spouse.
(6) Includes 1,540 shares owned by Mr. Bishop's spouse.
(7) Includes 563 shares held in a family trust.
(8) Owned in an Individual Retirement Account.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and greater than 10% shareholders ("Reporting Persons") to file certain reports ("Section 16 Reports") with respect to beneficial ownership of the Company's equity securities. Based solely on its review of the Section 16 Reports furnished to the Company by its Reporting Persons and, where applicable, any written representation by any of them that no Form 5 was required, all Section 16(a) filing requirements applicable to the Reporting Persons during and with respect to fiscal year
1997 have been complied with on a timely basis.

DIRECTORS' FEES AND ATTENDANCE

   The Board of Directors of the Company met five times during fiscal year 1997. Each director attended at least 75% of these meetings and the meetings of any committee of which he or she was a member which was held during the fiscal year.

   Directors who are employees of the Company receive no directors' fees. All non-employee directors currently receive a $10,000 annual retainer and $1,000 per Board meeting attended. Non-employee directors serving on the Audit Committee, the Nominating Committee or the Compensation and Stock Option Committee (other than the Chairmen of such committees) receive a fee of $1,000 for each committee meeting attended. Committee Chairmen receive a fee of $2,000 for each committee meeting attended. Non-employee directors serving on any committee are compensated at a rate of $200 an hour for services performed on special assignments.

   Mr. von Arx, Chairman of the Company's Board of Directors, provides strategic planning, investor relations and management consulting services to the Company on a regular basis. Mr. von Arx is generally compensated at a rate of $2,000 per day for such services. For fiscal year 1997, Mr. von Arx was paid an aggregate of $27,000 for such services. Mr. von Arx is also eligible to participate in a program under the Company's 1996 Stock Incentive Plan that permits him to elect to direct that up to 60 percent of his non-retainer compensation for each fiscal quarter be allocated to the purchase of Company Common Stock on his behalf. Under this program, Mr. von Arx is awarded bonus shares and stock options based on formulas and subject to terms and conditions substantially similar to awards that would be made under the Company's Directors' Plan, as described below, to a participant who elects to allocate a portion of his or her retainer for the purchase of Company Common Stock. In fiscal year 1997, Mr. von Arx purchased 3,177 shares, was awarded 476 bonus shares and was granted options to purchase 10,959 shares under the program.

   The Morrison Fresh Cooking, Inc. Stock Incentive and Deferred Compensation Plan for Directors (the "Directors' Plan") permits non-employee directors to defer all or a portion (in 25 percent increments) of their retainer (other than any portion of the retainer allocated to Stock Awards, as described below) and/or any additional meeting and committee fees to a deferred compensation account. Deferred compensation accounts are credited as of the last day of each fiscal quarter with an assumed rate of income equal to 90-day U.S. Treasury Bills, based on the weighted average balance of that account during that fiscal quarter. Amounts credited to a director's deferred compensation account will be distributed not sooner than the earlier of the first January 15 or July 15 following (a) the date of the director's seventieth birthday, or (b) the date the director ceases to be a member of the Board of Directors.

   The Directors' Plan provides that each non-employee director who has not attained the Target Ownership Level, as defined below, will be deemed to have elected to direct that 60 percent of his or her retainer payable for each fiscal quarter be allocated to the purchase of Common Stock on his or her behalf. Each non-employee director who has attained the Target Ownership Level may elect to direct, in 10 percent increments and subject to such other conditions prescribed by the Directors' Plan, that up to 60 percent of his or her retainer for each fiscal quarter be allocated to the purchase of Common Stock on his or her behalf (collectively, the "Stock Awards"). A deemed election will continue in effect until that director, after attaining the Target Ownership Level, modifies or revokes the election in the manner allowed for discretionary elections.

   A director will be treated as having attained the "Target Ownership Level" for a fiscal quarter if he or she owns, on the first day of that fiscal quarter, at least a number of shares of Common Stock with a fair market value, as determined by the closing price on the last trading day prior to such date ("Fair Market Value"), equal to 10 multiplied by that director's annual retainer.

   Each director who has elected, or who has been deemed to have elected, to purchase Stock Awards for a fiscal quarter, will be issued the number of shares of Common Stock equal to the amount of the retainer elected to be so allocated, multiplied by 1.15 and divided by the Fair Market Value of a share of Common Stock, as of the issue date. Common Stock so purchased may not be transferred within three years of the date of purchase, except in the event of death, disability, retirement on or after age 70 or unless the committee administering the Directors' Plan waives this restriction.

   The Directors' Plan provides that each non-employee director who receives Stock Awards, whether through a deemed election or a discretionary election, will be awarded an option to purchase shares of Common Stock (the "Options") equal to three times the number of shares issued pursuant to the discretionary election or deemed election, as the case may be.

   Options issued under the Directors' Plan will be granted on the first day of each fiscal quarter for which an election for a Stock Award is in effect; will become fully exercisable six months following the date of grant; and will be exercisable at the Fair Market Value of the Common Stock as of the date of the option grant. Each Option shall expire generally upon the fifth anniversary of the date on which it was granted. In fiscal year 1997, directors purchased 4,440 shares and the Company awarded to directors 656 bonus shares as well as options for the purchase of 15,288 shares under the program.

   Under the Directors' Plan, each non-employee director shall receive a one-time restricted stock award of 5,000 shares of Common Stock as of the date the individual is first elected to the Board of Directors, provided such individual did not serve as a director of MRI, the predecessor corporation to the Company. Each restricted stock award shall be evidenced by a Stock Incentive Agreement. One-third of the Common Stock subject to any restricted stock award will vest on each of the first three anniversary dates of the date the director was first elected to the Board of Directors if the individual is a non-employee director on the applicable anniversary date. However, shares subject to the restricted stock award shall become 100 percent vested on any earlier to occur of the following additional vesting dates: the date the individual ceases to be a non-employee director on account of death, disability, attainment of age 70 or upon a Change in Control (as defined in the Directors' Plan).

COMMITTEES OF THE BOARD

   The Board of Directors is responsible for the overall affairs of the Company. To assist the Board of Directors in carrying out this responsibility, the Board has delegated certain authority to three committees. Information concerning these committees follows.

   Audit Committee. The Audit Committee is comprised solely of non-employee directors. The Audit Committee maintains communications with the Company's independent auditors as to the nature of the auditors' services, fees and such other matters as the auditors believe may require the attention of the Board. The Audit Committee reviews the Company's internal control procedures and makes recommendations to the Board with respect thereto. The Audit Committee met two times during fiscal year 1997. The current members of the Audit Committee are E. Eugene Bishop (Chairman), J. Veronica Biggins, Dr. Donald Ratajczak and Arthur R. Outlaw.

   Compensation and Stock Option Committee. The Compensation and Stock Option Committee (the "Compensation Committee") is comprised solely of non-employee directors. The Compensation Committee makes recommendations to the Board of Directors with respect to compensation of officers and with respect to the granting of stock options. The Compensation Committee met three times during fiscal year 1997. The current members of the Compensation Committee are Dr. Donald Ratajczak (Chairman), J. Veronica Biggins, Arthur R. Outlaw and E. Eugene Bishop.

   Nominating Committee. The Nominating Committee recommends individuals to the Board of Directors for consideration as nominees for directors of the Company. The Nominating Committee will consider any recommendations made by an individual shareholder if submitted in writing and addressed to the Chairman of the Committee or the Secretary of the Company within the time period prescribed in the Company's Articles of

Incorporation. Alternatively, notice of nominations to be made by a shareholder at a meeting must be submitted to the Secretary of the Company in the manner and within the time period prescribed in the Articles of Incorporation. Any such recommendation or notice of nomination should be mailed to the Company's headquarters at 4893 Riverdale Road, Suite 260, Atlanta, Georgia 30337. The Nominating Committee met one time during fiscal year 1997. Current members of the Nominating Committee are Dolph W. von Arx (Chairman), J. Veronica Biggins, E. Eugene Bishop, Arthur R. Outlaw, Dr. Donald Ratajczak and Ronnie L. Tatum.

                            EXECUTIVE COMPENSATION

   This section of the proxy statement discloses compensation awarded, paid to, or earned by the Company's Chief Executive Officer, each of the three other executive officers of the Company who were most highly compensated in fiscal year 1997 and two former executive officers who would have been included in the group of the four most highly-compensated executive officers in fiscal year 1997 had they been executive officers at the end of fiscal year 1997, for services rendered to MRI prior to the Distribution and the Company thereafter during each of the three fiscal years in the period ended May 31, 1997 (together, these persons are sometimes referred to as the "Named Executives").

                          SUMMARY COMPENSATION TABLE

                                                                           LONG TERM      ALL OTHER
                                         ANNUAL COMPENSATION              COMPENSATION   COMPENSATION
                                 -------------------------------------- ---------------- ------------
                                                                         AWARDS  PAYOUTS
                                                                        -------- -------
                                                                        OPTIONS/  LTIP
                                                         OTHER ANNUAL   SARS(2)  PAYOUTS
   NAME AND POSITION     YEAR    SALARY ($)   BONUS ($) COMPENSATION(1)   (#)      ($)      ($)(3)
   -----------------     ----    ----------   --------- --------------- -------- ------- ------------
R.L. Tatum.............. 1997     230,021(4)       -0-         -0-          -0-    -0-       7,389
Chief Executive Officer  1996     208,416          -0-      10,050       73,663    -0-       7,141
                         1995     200,400      104,454         -0-        2,007    -0-       7,008
C.D. Nelson............. 1997     132,068(4)       -0-         -0-          -0-    -0-       6,501
Senior Vice President,   1996     101,228          -0-       3,600       76,011    -0-      21,169
Finance and Assistant
Secretary                1995      94,000       40,961         -0-          801    -0-       3,092
M.S. Block.............. 1997     118,625(4)       -0-         -0-          -0-    -0-       1,931
Vice President, General  1996      89,599          -0-       3,600       30,683    -0-         231
Counsel and Secretary    1995      68,738        9,669         -0-          -0-    -0-         -0-
W.M. Byrd............... 1997     137,500          -0-         -0-          -0-    -0-         -0-
Senior Vice President,   1996(5)   81,731       72,500         -0-          -0-    -0-         -0-
Operations               1995         N/A          N/A         N/A          N/A    N/A         N/A
C.P. Elliott(6)......... 1997     153,892(4)       -0-         -0-          -0-    -0-      28,933
President and            1996     145,600          -0-         -0-      232,257    -0-         -0-
Chief Operating Officer  1995(5)   48,462       39,000         -0-        2,500    -0-         -0-
S. Lee, III(6).......... 1997      95,102(4)       -0-         -0-          -0-    -0-      20,365
Vice President, Human    1996      97,984          -0-       3,150       24,548    -0-       2,765
Resources                1995      94,325       17,248         -0-          870    -0-       2,927

--------
(1) The amounts in this column include: (a) the following values of bonus shares issued in connection with the purchase of Common Stock under the Management Stock Option Program for fiscal year 1996: R.L. Tatum, $7,500; C.D. Nelson, $3,600; S. Lee, $3,150; and M.S. Block, $3,600; and (b)
    special pay for fiscal year 1996: R.L. Tatum, $2,550.
(2) For fiscal years 1996 and 1995, the number of options shown includes options to purchase shares of Common Stock of the Company issued upon conversion of options granted by MRI prior to the Distribution. MRI options were converted in the Distribution into options to purchase shares of common stock of each of the Company, MHCI and RTI with the number of shares subject to each such option allocated based on the conversion ratios used in connection with the Distribution and the related reverse stock split. See "Introduction." The exercise price per share of the MRI options has been allocated among the options to purchase common stock of the Company, MHCI and RTI into which the MRI options were converted based upon a formula that took into account the relative trading prices of the common stock of the three companies for the first ten trading days following the Distribution. Such per share exercise price was allocated as follows:
    10.22% to the Company option; 32.62% to the MHCI option; and 53.16% to the RTI option. Except for the number of shares and exercise price thereof, the replacement options have the same terms and conditions as the original MRI options.
(3) The amounts in this column include the following: (a) Company contributions to the Deferred Compensation Plan for fiscal years 1997, 1996 and 1995, respectively: R.L. Tatum, $3,800, $3,800 and $3,696; C.D.
    Nelson, $4,174, $3,172 and $3,092; S. Lee, $2,182, $2,765 and $2,927; and
    M.S. Block $1,931, $231 and N/A; (b) executive group life and accidental death and dismemberment insurance plan premiums paid for fiscal years
    1997, 1996 and 1995, respectively: R.L. Tatum, $781, $661 and $704; and
    C.D. Nelson $1,273, $257 and N/A; (c) employee portion of split-dollar life insurance premiums paid by the Company for fiscal years 1997, 1996 and 1995, respectively: R.L. Tatum, $2,808, $2,680 and $2,608; and C.D.
    Nelson $1,054, N/A and N/A; (d) tax gross-up on moving expense reimbursement for fiscal year 1996: C.D. Nelson, $17,740; and (e) severance payments (see "Severance Agreements" below) made during fiscal year 1997: C.P. Elliott $28,933 and S. Lee $18,183.
(4) Amounts for fiscal year 1997 include a retroactive pay increase covering
    13 weeks of fiscal year 1996 as follows: R.L. Tatum, $4,321; C.D. Nelson, $6,168; M.S. Block, $3,725; C.P. Elliott, $7,000; S. Lee, $2,787.
(5) Mr. Byrd joined the Company in October 1995; therefore, the amounts shown for fiscal 1996 represent compensation earned for 8 months of employment. Mr. Elliott joined the Company in January 1995; therefore, the amounts shown for fiscal 1995 represent compensation earned for 5 months.
(6) The indicated person resigned his position with the Company effective
    April 4, 1997. See "Severance Agreements" below.

                         OPTION GRANTS IN FISCAL 1997

    The Company granted no stock options to Named Executives during fiscal year 1997. The Company has no outstanding SARs and granted no SARs during fiscal year 1997.

                        AGGREGATED OPTION EXERCISES IN
                    FISCAL 1997 AND FISCAL YEAR END VALUES

    The following table presents information regarding exercises of options to purchase shares of Common Stock of the Company during fiscal 1997 by the Named Executives and the value of unexercised options to purchase Company Common Stock held at May 31, 1997. There were no Company SARs outstanding during fiscal 1997.

                                                NUMBER OF   VALUE OF UNEXERCISED
                                               UNEXERCISED      IN-THE-MONEY
                                               OPTIONS AT    OPTIONS AT FY-END
                                               FY-END (#)          ($)(2)
                           SHARES     VALUE   ------------- --------------------
                         ACQUIRED ON REALIZED EXERCISABLE/      EXERCISABLE/
   NAME                  EXERCISE(#)  ($)(1)  UNEXERCISABLE    UNEXERCISABLE
   ----                  ----------- -------- ------------- --------------------
R. L. Tatum.............     -0-       -0-    24,451/77,268      9,258/-0-
C. D. Nelson............     -0-       -0-     3,548/77,130        913/-0-
M.S. Block..............     -0-       -0-       -0-/30,683        -0-/-0-
W.M. Byrd...............     -0-       -0-       -0-/26,875        -0-/-0-
C.P. Elliott(3).........     -0-       -0-        -0-/2,500        -0-/-0-
S. Lee, III (3).........     -0-       -0-        1,862/200        -0-/-0-
--------
(1) Value Realized is calculated as follows: [(Per Share Closing Price on date of exercise) -- (Per Share Exercise Price)] x Number of Shares for which the option was exercised.
(2) Value of Unexercised In-the-Money Options at fiscal year end is calculated as follows: [(Per Share Closing Sale Price on May 30, 1997) -- Per Share Exercise Price)] x Number of Shares Subject to Unexercised Options. The per share closing sale price on May 30, 1997, the last trading day of fiscal year 1997, was $5.00.
(3) C.P. Elliott and S. Lee, III resigned on April 4, 1997, forfeiting 232,257 and 24,348 unexercisable options, respectively.

RETIREMENT PLAN

   Following the Distribution and in conjunction therewith, the Company became a co-sponsor of the Morrison Restaurants Inc. Retirement Plan (the "Retirement Plan"). Under the Retirement Plan, participants are entitled to receive benefits based upon salary and length of service. The Retirement Plan was frozen as of December 31, 1987, so that no additional benefits have accrued, and no new participants have been permitted since that date. The Retirement Plan is a tax-qualified, funded, defined benefit plan, which covers employees of the Company who had attained age 21 and had completed at least one year of full-time service with MRI by July 1, 1987. A participant's accrued annual benefit is determined generally by adding A and B below, as applicable:

   (A) 1/4 percent of pay up to that year's Social Security Wage Base, plus 1 1/4 percent of pay over the Social Security Wage Base for each credited year of service (as defined in the Retirement Plan) commencing on or after January 1, 1986; and

   (B) 1/4 percent of average pay for the highest consecutive five years from 1976 through 1985 up to $14,400, plus 1 1/4 percent of such pay in excess of $14,400, multiplied by the number of credited years of service with MRI up to January 1, 1986.

   Normal retirement for purposes of the Retirement Plan is age 65, although a participant with at least five years of service may retire with a reduced benefit as early as age 55. Generally, benefits are paid in the form of a single life annuity if the participant is unmarried or a joint and survivor annuity if the participant is married, unless an alternative form of benefit payment is selected by the participant from among a range of options made available under the Retirement Plan. A participant's accrued benefit becomes vested upon completion of five years of service after age 18.

   Benefits payable under the Retirement Plan reduce the amount of benefits payable to a participant in the Executive Supplemental Pension Plan or the Management Retirement Plan, described below.

EXECUTIVE SUPPLEMENTAL PENSION PLAN

   Eligible Named Executives of the Company participate in the Company's Executive Supplemental Pension Plan ("ESPP") adopted March 7, 1996. The ESPP is a nonqualified, unfunded, defined benefit retirement plan for selected employees. Company employees who participated in the MRI Executive Supplemental Pension Plan prior to the Distribution are eligible to participate and receive full credit for benefit accrual purposes for their service with MRI prior to the Distribution, provided such employees have released RTI, the successor to MRI, from liability for benefits accrued prior to the Distribution under the MRI Executive Supplemental Pension Plan. (However, both RTI and MHCI have agreed to be secondarily liable for certain benefits accrued under the ESPP to the extent of the amounts these employees had earned under the MRI Executive Supplemental Pension Plan as of the Distribution.) As a condition of entry to the ESPP, future participants must complete five years of consecutive service in one or more qualifying job positions and must have achieved a minimum salary threshold, as described in the ESPP.

   A participant's accrued benefit in the ESPP equals 2.5 percent of the participant's highest five-year average base salary multiplied by the participant's years and fractional years of continuous service (as defined in the ESPP) not in excess of 20 years; plus 1 percent of the participant's highest five-year average base salary multiplied by the participant's years and fractional years of continuous service in excess of 20 years, but not in excess of 30 years of such service; less the retirement benefit payable at the age of 65 in the form of a single life annuity payable to the participant under the Retirement Plan; and less the participant's primary Social Security benefits. Base salary includes commissions but excludes bonuses and other forms of remuneration other than salary. Benefits are paid to a participant in the same manner as benefits are paid to the participant under the Retirement Plan and become vested if the participant has completed ten years of service. Normal retirement for purposes of the ESPP is age 65, although a participant with at least five years of service may retire with a reduced benefit as early as age 55. Early retirement provisions allow designated participants to receive unreduced benefits as early as age 55 depending upon criteria specified in the ESPP. A participant's receipt of unreduced early retirement benefits is conditioned upon not competing with the Company for a period of two years following retirement.

   Estimated annual benefits payable upon retirement to persons in specified remuneration and years of continuous service classifications are shown in the following table. All amounts shown are for a single life annuity and assume that active participation in the ESPP continues until age 65. In accordance with the ESPP, the amounts shown are subject to reduction for Social Security benefits and benefits received under the Retirement Plan.

                      EXECUTIVE SUPPLEMENTAL PENSION PLAN
    ESTIMATED ANNUAL BENEFITS FOR REPRESENTATIVE YEARS OF SERVICE TO AGE 65

ANNUAL AVERAGE BASE SALARY               10        15       20        25      30 OR MORE
--------------------------            -------   -------   -------   -------   ----------
$ 75,000............................  $18,750   $28,125   $37,500   $41,250   $45,000
 100,000............................   25,000    37,500    50,000    55,000    60,000
 125,000............................   31,250    46,875    62,500    68,750    75,000
 150,000............................   37,500    56,250    75,000    82,500    90,000
 175,000............................   43,750    65,625    87,500    96,250   105,000
 200,000............................   50,000    75,000   100,000   110,000   120,000
 225,000............................   56,250    84,375   112,500   123,750   135,000
 250,000............................   62,500    93,750   125,000   137,500   150,000
 275,000............................   68,750   103,125   137,500   151,250   165,000

   Years of continuing service, to the nearest year, and the five-year average base salary covered by the ESPP for the eligible Named Executives are: Mr. Tatum, over 30 years, $185,787 and Mr. Nelson, 21 years, $97,630.

MANAGEMENT RETIREMENT PLAN

   Effective as of March 7, 1996, the Company adopted the Morrison Fresh Cooking, Inc. Management Retirement Plan ("MRP") to provide for a select group of management or highly compensated employees the security of receiving a defined level of retirement benefits. The MRP is a nonqualified, unfunded, defined benefit retirement plan for employees with 15 or more years of credited service (as defined in the MRP) and whose average annual compensation over a consecutive three calendar-year period equals or exceeds $40,000, which amount may be adjusted by the Company from time to time. Company employees who participated in the Retirement Plan prior to the Distribution are eligible to participate and receive full credit for benefit accrual purposes for their service with MRI prior to the Distribution, provided such employees have released RTI, successor to MRI, from liability for benefits accrued prior to the Distribution under the Retirement Plan. (However, both RTI and MHCI have agreed to be secondarily liable for certain benefits accrued under the MRP to the extent of the amounts these employees had earned under the Retirement Plan as of the Distribution.)

   A participant's single-life annuity accrued benefit in the MRP equals 1.5 percent of the participant's average compensation determined over the five-year period immediately preceding termination of employment multiplied by the participant's years of credited service not in excess of 20 years; plus 2 percent of the participant's average compensation determined over the five-year period immediately preceding termination of employment multiplied by the participant's years of credited service in excess of 20 years, but not in excess of 30 years; minus the sum of (a) the participant's Retirement Plan benefits, (b) the participant's Social Security benefits, and (c) the participant's ESPP Benefit (as defined in the MRP). For purposes of determining a participant's accrued benefit, a year's compensation includes commissions, bonuses and certain types of deferred income, but generally no form of remuneration is counted in excess of $100,000, which amount may be adjusted by the Company from time to time.

   Normal retirement for purposes of the MRP is age 65, although a participant may retire with a reduced benefit as early as age 55. Generally, benefits are paid in the form of a single life annuity if the participant is unmarried or a joint and survivor annuity if the participant is married. If the participant is also entitled to benefits under the Retirement Plan, benefits payable under the MRP must be in the same form as those payable under the Retirement Plan. The MRP allows payment of a participant's accrued benefit, commencing as early as age 55, even if the participant terminated employment prior to attainment of age 55.

   Estimated annual benefits payable upon retirement to persons in specified remuneration and years of credited service classifications are shown in the following table. All amounts shown are for a single life annuity and assume that active participation continues in the MRP until age 65. In accordance with the MRP, the amounts shown are subject to reduction for Social Security benefits, benefits received under the Retirement Plan and benefits payable under the ESPP. A participant is ineligible for benefits under the MRP while receiving any long-term disability benefits.

                          MANAGEMENT RETIREMENT PLAN
    ESTIMATED ANNUAL BENEFITS FOR REPRESENTATIVE YEARS OF SERVICE TO AGE 65

FINAL AVERAGE SALARY                            15      20      25    30 OR MORE
--------------------                          ------- ------- ------- ----------
$ 40,000..................................... $ 9,000 $12,000 $16,000  $20,000
  60,000.....................................  13,500  18,000  24,000   30,000
  80,000.....................................  18,000  24,000  32,000   40,000
 100,000.....................................  22,500  30,000  40,000   50,000

   Years of credited service and five-year average base salary covered by the MRP for the eligible Named Executives are: Mr. Tatum, over 30 years, $100,000; Mr. Nelson, 21 years, $97,630; and Mr. Lee, 18 years, $89,718.

CONTRACTS WITH EXECUTIVES

   The Company has entered into a Change of Control Agreement (the "Change of Control Agreement") with each of the Named Executives who are currently employed by the Company. The Change of Control Agreement is designed to diminish the distraction of executives by virtue of the personal uncertainties and risks created by a threatened or pending Change of Control (as defined in the Change of Control Agreement and set forth below) and to encourage their full attention and dedication to the Company currently and in the event of any pending or threatened Change of Control.

   Under the Change of Control Agreement, a "Change of Control" is defined as either (a) certain changes in the composition of more than 20 percent of the Board of Directors, or (b) with certain exceptions, any "Business Combination" (as defined in the Change of Control Agreement) that has not been approved by the holders of 80 percent or more of the Company's outstanding voting stock. Events that do not constitute a Change of Control include (a) any Business Combination approved by at least 80 percent of the Continuing Directors (as defined in the Change of Control Agreement), (b) any Business Combination transaction that satisfies certain price and procedural requirements specified in the Company's Articles of Incorporation, and (c) any acquisition by the Company, any of its subsidiaries, or any employee benefit plan of the Company or any of its subsidiaries.

   Prior to the first date on which a Change of Control occurs (the "Effective Date"), each covered executive remains an at-will employee, except as may be provided in any other agreement, and any termination of his employment will terminate his rights under the Change of Control Agreement. If and when the Effective Date occurs, the Company has agreed to continue the employment of the executive, and the executive has agreed to remain in the employ of the Company, for a three-year period (the "Employment Period") commencing on the Effective Date. During the Employment Period, the executive (a) shall receive an annual base salary no less than that received prior to the Effective Date and an annual bonus no less than the average of the last three annual bonuses received prior to the Effective Date, and (b) generally shall be entitled to continuation of retirement, savings and welfare benefit plan participation and practices, expense reimbursements and other fringe benefits on a basis at least comparable to that obtaining prior to the Effective Date.

   If during the Employment Period the Company terminates the executive's employment other than for cause, death or disability, or if the executive terminates his employment for "good reason" (as defined in the Change of Control Agreement), or if the executive terminates his employment for any reason during the 30-day period immediately following the first anniversary of the Effective Date, the executive becomes entitled to receive (a) any unpaid portion of his accrued annual base salary plus a pro rata portion of his highest annual bonus paid or payable for the three fiscal years immediately preceding his date of termination, (b) an amount equal to either three, two or one times the sum of his annual base salary and his highest annual bonus, depending upon the particular multiplier stipulated in his Change of Control Agreement, (c) any other accrued obligations, (d) rights with respect to any outstanding stock options granted to him prior to his date of termination or a cash amount equal to the difference between the option price and the then value of Company stock for which any such option was granted, and (e) certain employee benefits consisting of retirement, savings and various health and welfare insurance benefits. The multiplier referred to in clause (b) of the preceding sentence is three for Mr. Tatum, Mr. Nelson, Mr. Byrd and Mr. Block. If this package of compensation and benefits constitutes "excess parachute payments" as defined under the Internal Revenue Code, the Company will pay an additional amount sufficient to reimburse the executive for all taxes payable by the executive with respect to the parachute payments. The Company estimates that the obligations to the Named Executives as of the date of this Proxy Statement if a Change of Control had occurred and the employment termination provisions of the Change of Control Agreement were to take effect immediately would be approximately as follows: Mr. Tatum $2,828,322; Mr. Nelson $1,725,008; Mr. Block, $1,193,596; and Mr. Byrd $1,536,778. Other executives may be made subject to a Change of Control Agreement by the Board of Directors.

SEVERANCE AGREEMENTS

   In connection with Mr. Elliott's resignation effective April 4, 1997, he entered into a severance agreement with the Company pursuant to which: (a) the Company agreed to pay Mr. Elliott an amount of $14,466.67 per month for six months following his termination of employment and for an additional period of up to three months in the event that he had not obtained other employment provided that Mr. Elliott had exercised all due diligence as determined by the Company to obtain such employment; (b) the Company waived any restrictions on the sale of the 37,419 shares of Common Stock acquired by Mr. Elliott under the Company's Managment Stock Option Program and agreed to pay him an amount equal to the difference between $7.75 per share (the amount paid by Mr. Elliott upon purchase of such shares) and the closing price per share of Common Stock on the date of any sale that occurs prior to December 31, 1997;
(c) each stock option held by Mr. Elliott, other than any stock option issued to him during the fourth quarter of fiscal 1996 under the Company's Executive Stock Option Program and the Managment Stock Option Program which would otherwise expire upon termination of employment continued to remain outstanding for a period equal to the lesser of two years from the date of termination of employment or the expiration of the original option period and may be exercised by him when such option becomes exercisable within such period in accordance with its terms; (d) the Company agreed to pay Mr. Elliott any bonus earned by him during fiscal 1997 on a pro rata basis through the date of termination of employment; and (e) the Company agreed to reimburse Mr. Elliott for that portion of his COBRA cost equal to the amount the Company contributes for the same type of employee coverage for a period equal to the lesser of six months or the duration of COBRA contribution period. The severance agreement also provides that Mr. Elliott will receive benefits under the other Company plans in accordance with their terms and contains confidentiality and waiver and release provisions customary for such agreements.

   In connection with Mr. Lee's resignation effective April 4, 1997, he entered into a severance agreement with the Company pursuant to which: (a) the Company agreed to pay Mr. Lee an amount of $9,091.67 per month for 12 months following his termination of employment and for an additional period of up to three months in the event that he had not obtained other employment; (b) the Company waived any restrictions on the sale of the 3,116 shares of Common Stock acquired by Mr. Lee under the Company's Managment Stock Option Program and agreed to pay him an amount equal to the difference between $7.75 per share (the amount paid by Mr. Lee upon the purchase of such shares) and the closing price per share of Common Stock on the date of any sale that occurs prior to December 31, 1997; (c) each stock option held by Mr. Lee, other than any stock option issued to him during the fourth quarter of fiscal 1996 under the Company's Executive Stock Option Program and the Management Stock Option Program which would otherwise expire upon termination of employment continued to remain outstanding for a period equal to the lesser of three years from the date of termination of employment or the expiration of the original option period and may be exercised by him when such option becomes exercisable within such period in accordance with its terms; (d) the Company agreed to pay Mr. Lee any bonus earned by him during fiscal 1997 on a pro rata basis through the date of termination of employment; and (e) the Company agreed to reimburse Mr. Lee for that portion of his COBRA cost equal to the amount the Company contributes for the same type of employee coverage for a period equal to the lesser of 12 months or the duration of COBRA contribution period. The severance agreement also provides that Mr. Lee will receive benefits under other Company plans in accordance with their terms and contains confidentiality and waiver and release provisions customary for such agreements.

                         COMPENSATION COMMITTEE REPORT

   The Compensation Committee of the Board of Directors of the Company, which is composed solely of non-employee directors of the Company, has furnished the following report on executive compensation.

OVERALL COMPENSATION PHILOSOPHY

   The Company's executive compensation policies and programs emphasize performance-based elements of executive compensation. The Company's executive compensation programs closely align performance measures with current business strategy and are designed to motivate executive behavior. In general, the Company controls base salaries and compensates outstanding performance through more highly leveraged annual and longer-term incentive programs. As a result, the following principles apply to executive compensation:

   . Base salaries are ten percent below the Company's peer group of public companies in the family dining industry; and

   . A very significant portion of executive compensation is tied to the Company's success in meeting predetermined annual performance goals, including the Company's profitability.

   The overall objectives of this strategy are to attract and retain the best possible executive talent and to motivate the Company's executives to achieve the goals inherent in the Company's business strategy.

   The key components of the Company's executive compensation packages are base salary, annual incentive opportunities, and equity devices. The Compensation Committee's policies with respect to each of these elements, including the basis for the compensation awarded to Mr. Ronnie L. Tatum, the Company's Chief Executive Officer, are discussed below.

BASE SALARIES

   The Company's general approach for base compensation is to establish salary ranges with midpoints which are 10 percent below the 50th percentile of the competitive market in the family dining industry. The Company's general approach is for total compensation to be at the 75th percentile of the competitive market in the family dining industry. Each salary range provides a lower and upper limit on the value of jobs assigned to that range. This reflects the previously mentioned objective of controlling base salary costs and emphasizing incentive compensation. Future adjustments to base salaries and salary ranges are intended to reflect average movement in the competitive market.

ANNUAL INCENTIVE COMPENSATION

   The Company's annual incentive plan directly links annual incentive payments to the accomplishment of predetermined and Board-approved financial and operating goals. Corporate and individual performance objectives are established at the beginning of each fiscal year.

   Each executive's potential incentive is tied to the objective of growth in pre-tax income. Depending upon an executive's organizational level and responsibilities, as well as competitive market practices, annual incentive compensation ranges from 10 percent to 15 percent of base salary if minimum corporate targets are achieved, from 25 percent to 55 percent of base salary if 100 percent of predetermined targeted corporate goals are achieved, and from 90 percent to 165 percent of base salary if maximum corporate goals are achieved. Occasionally the Company may establish a special incentive award for an individual officer or other employee aimed at achieving a specified performance goal.

EXECUTIVE STOCK OWNERSHIP

   Believing that equity ownership plays a key role in aligning the interests of Company personnel with Company shareholders, the Company encourages all employees to make a personal investment in Company stock. In addition, ownership requirements have been developed for the Company's top management group. The following requirements apply to various organization levels: Chief Executive Officer--a minimum of four times base salary; Senior Vice Presidents and Vice Presidents--a minimum of two times base salary; and supervisory and store management--a minimum of one times base salary. These objectives will be phased in over a period of five years that commenced with fiscal year 1997 with the minimum to be fully achieved at the end of that period, and may be accomplished through the exercise of stock options, other stock incentives or open market purchases. Members of the management group must achieve target ownership levels to be eligible to receive future awards under stock-based plans.

LONG-TERM INCENTIVE COMPENSATION

   Awards under the Company's stock-based compensation plans directly link potential participant rewards to increases in shareholder value. The Company maintains stock incentive plans for executive officers and other employees. These plans provide for grants of a variety of stock incentives, including stock options, restricted stock, stock appreciation rights, stock purchase rights and performance shares or units. The programs described below have been established under one or more of these plans.

 Executive Stock Option Program

   The Company has an Executive Stock Option Program which provides for option grants of 200 to 120,000 shares for key employees. The options are issued at fair market value, have a five-year term and generally vest three years after the date of the grant. In order for executives to receive option grants under this program, they must meet certain minimum Common Stock ownership requirements. During fiscal year 1997, one option grant for 4,000 shares was made under this program.

 Management Stock Option Program

   The Company has a Management Stock Option Program for all employees at the General Manager level and higher. Based on organization level, eligible employees may purchase shares of Company stock up to established annual limits. For each share purchased, 1.15 shares will be issued and the participant will receive a five-year option to purchase three times the number of shares of Company stock obtained at a per share exercise price equal to the fair market value of a share on the date of grant. The right to purchase Common Stock under this program is conditioned on the achievement of Company, region or location goals, as the case may be. There is a two-year restriction on the sale of shares acquired through this program other than through the exercise of stock options. The Company granted options to purchase an aggregate of 10,374 shares to employees under this program during fiscal year 1997.

CHIEF EXECUTIVE OFFICER COMPENSATION

   The base salary for Mr. Tatum, the Company's Chief Executive Officer, for fiscal year 1997 was determined by the Compensation Committee in accordance with compensation practices and policies in effect. The

Compensation Committee reviewed Mr. Tatum's annual base salary and recommended, and the Board of Directors subsequently approved, an annual base salary of $257,000 for fiscal year 1998. Mr. Tatum's annual base salary was determined taking into account his performance and comprehensive market data.

   Mr. Tatum is eligible to participate in the Company's annual incentive plan under which he may earn a cash bonus determined as a percentage of his salary if predetermined levels of pre-tax income growth are achieved by the Company. For fiscal year 1998, the Chief Executive Officer's bonus opportunity is 15 percent, 55 percent, and 165 percent of his salary if the Company achieves or exceeds "minimum," "target," and "maximum" pre-tax income growth levels, respectively.

   Mr. Tatum is eligible to participate in the Executive Stock Option Program described above. In addition, the Compensation Committee has approved Mr. Tatum's participation in the Management Stock Option Program (described above) under which he may purchase Common Stock having a value of up to $50,000 annually, conditioned upon the Company's achievement of pre-established financial goals.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

   Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the amount of individual compensation for certain executives that may be deducted by the employer for federal tax purposes in any one fiscal year to $1 million unless such compensation is "performance-based." The determination of whether compensation is performance-based depends upon a number of factors, including shareholder approval of the plan under which the compensation is paid, the exercise price at which options or similar awards are granted, the disclosure to and approval by the shareholders of applicable performance standards, the composition of the Compensation Committee, and certification by the Compensation Committee that performance standards were satisfied. While it is possible for the Company to compensate or make awards under incentive plans and otherwise that do not qualify as performance-based compensation deductible under Section 162(m), the Compensation Committee, in structuring compensation programs for its top executive officers, intends to give strong consideration to the deductibility of awards.

BOARD OF DIRECTORS AND COMPENSATION COMMITTEE

   The Board of Directors of the Company has a standing Compensation Committee whose purpose is to review and make recommendations concerning the base salaries of all officers of the Company and to authorize all other forms of compensation including stock options. Members of the Compensation Committee also administer the Company's stock-based incentive plans. The Compensation Committee met three times during the fiscal year. The Board of Directors approved all decisions of the Compensation Committee during fiscal year 1997. The members of the Compensation Committee are as follows:

                        Dr. Donald Ratajczak (Chairman)
                              J. Veronica Biggins
                               E. Eugene Bishop
                               Arthur R. Outlaw

RELATED PARTY TRANSACTIONS

   Mr. Byrd received an interest free loan from the Company in the amount of $65,000 on August 7, 1996 in conjunction with Mr. Byrd's relocation of his home from Norfolk, Virginia to Atlanta, Georgia. Mr. Byrd repaid such loan in full on November 26, 1996.

                               PERFORMANCE GRAPH

   The following chart and table compare the sixteen-month cumulative total return of the Company's Common Stock with the cumulative total return of the Index of NYSE Stock Market Index and the NYSE Eating and Drinking Places Index.

                            COMPARISON OF RETURNS*
                       FOR MORRISON FRESH COOKING, INC.,
                      EATING AND DRINKING PLACES INDICES


                   [PERFORMANCE GRAPH - TO BE INSERTED HERE]



                          03/11/96 05/31/96 08/30/96 11/29/96 02/28/97 05/30/97
                          -------- -------- -------- -------- -------- --------
Morrison Fresh Cooking,
 Inc.....................  $100.0    85.2     64.6     55.3     57.8     62.0
NYSE Stock Market Index..  $100.0   104.9    103.0    117.6    123.2    131.4
NYSE Eating and Drinking
 Places Index............  $100.0    97.8     93.8     95.6     89.8    103.3
--------
* Assumes $100 invested in the Common Stock of the Company and in the indicated indices on March 11, 1996, the first business day following the Distribution, and reinvestment of dividends.

                             INDEPENDENT AUDITORS

   The firm of Ernst & Young LLP served as the Company's independent auditors for fiscal year 1997. Representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they so desire.

   The appointment of auditors is a matter for determination by the Board of Directors for which no shareholder approval or ratification is necessary. The Board of Directors has selected the firm of Ernst & Young LLP to audit the books of the Company for fiscal year 1998.

                             SHAREHOLDER PROPOSALS

   Any shareholder of the Company wishing to submit a proposal for action at the Company's 1998 Annual Meeting of Shareholders and desiring the proposal to be considered for inclusion in the Company's proxy materials must provide a written copy of the proposal to the management of the Company at its principal executive office not later than April 22, 1998, and must otherwise comply with rules of the Securities and Exchange Commission relating to shareholder proposals.

                                    GENERAL

   Management does not know of any other business to come before the Annual Meeting. If, however, other matters do properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

   A list of shareholders entitled to be present and vote at the Annual Meeting will be available for inspection by the shareholders at the time and place of the Annual Meeting.

   The Annual Report of the Company for fiscal year 1997 (which is not part of the proxy soliciting material) is being mailed with this proxy statement to all shareholders of record as of the record date for the Annual Meeting.

   THE COMPANY WILL, UPON THE WRITTEN REQUEST OF ANY SHAREHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED MAY 31, 1997. REQUESTS FOR COPIES SHOULD BE DIRECTED TO CRAIG D. NELSON, SENIOR VICE PRESIDENT-- FINANCE, MORRISON FRESH COOKING, INC., THE HARTSFIELD COLONNADE, 4893 RIVERDALE ROAD, SUITE 260, ATLANTA, GEORGIA 30337.

                                          By Order of the Board of Directors,

                                          /s/MITCHELL S. BLOCK
                                          Mitchell S. Block
                                          Vice President, General Counsel
                                          and Secretary

August 20, 1997
Atlanta, Georgia


                                                   MORRISON FRESH COOKING, INC.

                                    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated
August 20, 1997, and does hereby appoint Ronnie L. Tatum, and Craig D. Nelson, and either of them, with full power of substitution, as proxy or proxies of the undersigned to represent the undersigned and to vote all shares of Morrison Fresh Cooking, Inc. Common
Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Morrison Fresh
Cooking, Inc., to be held at the Morrison's Cafeteria, 3200 Springdale Plaza, Mobile, Alabama 36606 at 10:00 a.m., local time, on
September 24, 1997, and at any adjournment(s) thereof:


1.   To elect two Class II Directors for a term of three years.

                                                  J. Veronica Biggins and Ronnie L. Tatum

     [_] FOR all nominees above                                    [_] WITHHOLD AUTHORITY
         (except as marked to the contrary above)                      to vote for ALL nominees listed above

INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, MARK THE FIRST BOX ABOVE AND LINE THROUGH THAT NOMINEE'S NAME AS IT
APPEARS ABOVE.

                         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL DIRECTOR NOMINEES LISTED ABOVE.

2.   In their discretion, the proxies are authorized to vote upon such other business as may properly come before this meeting.

                                                     (CONTINUED ON OTHER SIDE)


                                    PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN BY THE UNDERSIGNED SHAREHOLDER. IF NO
DIRECTION IS MADE, IT WILL BE VOTED FOR ALL DIRECTOR NOMINEES LISTED ABOVE.

     PROXY NUMBER           NUMBER OF SHARES                                       Dated: ____________________________, 1997.
     ------------           ----------------
                                                                                   -----------------------------------------
                                                                                   Signature

                                                                                   -----------------------------------------
                                                                                   Signature, if held jointly

                                                                                   Please sign exactly as your name(s) appear
                                                                                   hereon. If shares are held jointly, each
                                                                                   shareholder named should sign. When signing as
                                                                                   attorney, executor, administrator, trustee or
                                                                                   guardian, give your full title as such. If the
                                                                                   signatory is a corporation, sign the full
                                                                                   corporate name by a duly authorized officer.

                                                                                   PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY
                                                                                   PROMPTLY USING THE ENCLOSED ENVELOPE.